Pricing Supplement No. 140L Dated May 21, 2002 (To Prospectus dated October 31, 2001 and Prospectus Supplement dated November 9, 2001)	Rule 424(b)(2) File No's. 333-71876 CUSIP #: 46623E BB4

J.P. MORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series C Due From Nine Months to Thirty Years from Date of Issue
[ ]	Subordinated Medium Term Notes, Series A Due From Nine Months to Thirty Years from Date of Issue
Principal Amount: Issue Price: Commission or Discount: Proceeds to Company	$ 200,000,000 100% $ 150,000 $ 199,850,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC.	$ 196,000,000.00
HSBC Securities (USA) Inc.	$ 2,000,000.00
Sandler O'Neill & Partners	$ 2,000,000.00
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[X]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price ( as a percentage of Principal Amount).
Original Issue Date:	May 24, 2002
Stated Maturity:	November 24, 2003

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars
[ ] Fixed Rate Note: [X] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	LIBOR Telerate [X] CMT [ ]	LIBOR Reuters [ ]

Interest Payment Dates:
   Quarterly on each 24th or next good business day of May, August, November and February commencing with August 26, 2002.

Interest Reset Dates:  The 24th or next good business day of May, August, November and February commencing with August 26, 2002.

Index Maturity:   3 month LIBOR

Spread (+/-):        +10 BP

Multiplier: Not Applicable

Maximum Interest Rate:    Not Applicable      Minimum Interest Rate:  0%
 Optional Redemption:   Yes [   ]   No [X]